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                                                                EXHIBIT 10.15


                   WFA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, Household International, Inc., by resolution of its Board of Directors dated November 11, 1997, has authorized its proper officers to adopt the WFA Supplemental Executive Retirement Plan,

     NOW, THEREFORE, the WFA Supplemental Executive Retirement Plan is adopted as follows:

     1. Adoption of Plan. William F. Aldinger ("WFA") is a participant in the Household Retirement Income Plan ("RIP") and the Household Supplemental Retirement Income Plan ("SRIP"). The "WFA Supplemental Executive Retirement Plan" (hereafter called the "Plan") was adopted to supplement the benefits payable to WFA under both RIP and SRIP.

     2. Eligible Employees. William F. Aldinger is the only employee of Household International, Inc. ("Household") eligible to participate in the Plan.

     3. Vesting of Benefits. If WFA continues to be employed by Household or one of its subsidiaries until he attains age 60, then he will become eligible for benefits under the Plan.

     4. Payment of Benefits. Payment of benefits, if any, under the Plan will not commence until WFA receives benefits under the Household Retirement Income Plan.

     5. Amount of Benefit. If WFA terminates employment with Household and all its subsidiaries on or after he has attained age 60, then he will be eligible to receive a monthly single life annuity benefit under the Plan equal to 50% of his "Final Average Salary" as defined in RIP (but without any limits imposed by Section 401(a)(17) of the Internal Revenue Code), offset by the equivalent monthly single life annuity he would be eligible to receive under RIP and SRIP. If WFA terminates employment with Household and all its subsidiaries on or after he has attained age 65, then his benefit will be based upon 55% of his Final Average Salary (without any limits imposed by Section 401(a)(17) of the Internal Revenue Code) instead of 50%.

     6. Form of Payment. WFA may elect, prior to his retirement date, that his single life annuity benefit under the Plan be paid in any form of payment offered under RIP which is actuarially equivalent to the single life annuity benefit, determined in accordance with the factors used under RIP. The form of benefit chosen from the Plan may differ from that elected under RIP or SRIP; provided, however, notwithstanding anything to the contrary in any plan, a lump-sum payment may be made from the Plan only with the specific approval of the Senior Vice President-Human Resources of Household or



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his successor.  In the event that a payment under this paragraph 6 is to be made but would not be fully deductible by Household if paid in one taxable year, then the payment will be spread over the minimum number of years needed to allow for deductibility by Household. The amounts not immediately paid in accordance with the preceding sentence will be credited with interest up until the date of distribution at a rate equal to the Short-Term U.S. Treasury Bill Rate as outlined in paragraph 8.6 of RIP.

     7. Death Benefit. If WFA should die after payment of benefits to him under the Plan has begun, then payments will cease or continue in accordance with the manner of payment selected. If WFA should die after he attains age 60 but before payments commence, then any benefit under the Plan to which he was entitled on the day before his death will be paid to his spouse or other beneficiary designated by him.

     8. Financing of the Plan. The benefits provided under the Plan shall be paid directly by Household and the Plan shall not create a funded account or security interest for the benefit of any person.

     9. Amendment and Termination. The Plan may be amended from time to time or terminated by Household with the consent of WFA.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed in its name and on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized this 18th day of November, 1997.

                             HOUSEHOLD INTERNATIONAL, INC.


                             By:      /s/ Colin P. Kelly
                                  -------------------------------------
                                  Senior Vice President-Human Resources

(Corporate Seal)

ATTEST:


 /s/ Paul R. Shay
----------------------
Secretary